MAST0307, Group1

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UBS Investment Bank	CMO Structuring Desk: 212-713-3199 Fax: 212-713-3890	Pac Bands I: 125- 350 II: 0- 0 III: 0- 0
Closing Date: 7/30/2003	WHOLE 30 year Pricing Speed: 250 PSA	PacI %: 54.16 Indices: 1ML 1.300
First Pay: 8/25/2003	WAC:5.92 WAM:358.00

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Tranche Name	Bal (MM)	Coupon	Payment Window	Aver. Life	Dur	Tx Yr	Spread Yield bp	Price %	Description	Day Del	Deal %
1A2	249,623,000	5.50000	8/03- 5/33	5.43		5				24	53.22
1A3	5,000,000	5.50000	8/03- 5/33	5.43		5				24	1.07
1A1	200,000,000	5.50000	8/03- 5/33	5.43		5				24	42.64
SUB1	13,601,122.11	5.50000	8/03- 5/33	10.29		10				24	2.90
1AX	13,997,517.50	5.50000	8/03- 5/33	5.58		5				24	2.98
1PO	775,877.89	0.00000	8/03- 5/33	5.56		5				24	0.17

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Collateral

 Type

Balance

Coupon

Prepay

WAM

Age

WAC

 WHOLE

127,832,323

5.467

PSA   300

358

2

5.717

 WHOLE

341,167,677

5.726

PSA   300

358

2

5.976

The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.  The information herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.